As filed with the Securities and Exchange Commission on February 2, 2005

                                                  Registration No.  333- ______

================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             CENTRAL JERSEY BANCORP
             (Exact name of registrant as specified in its charter)

            New Jersey                                            22-3757709
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                627 Second Avenue
                          Long Branch, New Jersey 07740
   (Address, including zip code, of registrant's Principal Executive Offices)

                                   ----------

                 ALLAIRE COMMUNITY BANK 1999 EMPLOYEE STOCK PLAN ALLAIRE COMMUNITY BANK 2000 EMPLOYEE STOCK PLAN ALLAIRE COMMUNITY BANK 2001 EMPLOYEE STOCK PLAN
             ALLAIRE COMMUNITY BANK 1999 DIRECTOR STOCK OPTION PLAN ALLAIRE COMMUNITY BANK 2000 DIRECTOR STOCK OPTION PLAN ALLAIRE COMMUNITY BANK 2001 DIRECTOR STOCK OPTION PLAN
                            (Full title of the plans)

                                   ----------

                                JAMES S. VACCARO
                      President and Chief Executive Officer
                             Central Jersey Bancorp
                                627 Second Avenue
                          Long Branch, New Jersey 07740
                                 (732) 571-1300
 (Name, address and telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                           Proposed maximum       Proposed maximum        Amount of
Title of securities to be              Amount to be       offering price per     aggregate offering     registration
registered (1)                        registered (2)          share (3)               price (4)              fee
Allaire Community Bank
Options to purchase
Common Stock, $0.01 par
value, of Central Jersey
Bancorp                                  363,597                    --                        --                --

Common Stock,
$0.01 par value, of Central
Jersey Bancorp                           363,597                $17.50                $6,362,948           $748.91

TOTAL REGISTRATION FEE                                                                                     $748.91

(1) Pursuant to an Agreement and Plan of Acquisition, dated as of June 30, 2004, by and between Central Jersey Bancorp (the "Registrant") and Allaire Community Bank ("Allaire"), the Registrant assumed the Allaire Community Bank 1999 Employee Stock Plan, the Allaire Community Bank 2000 Employee Stock Plan, the Allaire Community Bank 2001 Employee Stock Plan, the Allaire Community Bank 1999 Director Stock Option Plan, the Allaire Community Bank 2000 Director Stock Option Plan and the Allaire Community Bank 2001 Director Stock Option Plan (each a "Plan," and collectively, the "Plans") and all outstanding stock options and other rights granted thereunder at the effective time of the combination of Allaire and the Registrant.

(2) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such additional indeterminate numbers of shares as may become issuable pursuant to anti-dilution provisions of the Plans and to adjust for the occurrence of certain corporate transactions or events, including, without limitation, a stock split or stock dividend.

(3) The stock options being registered hereunder have been granted under the Plans at varying exercise prices. The maximum exercise price of the stock options being registered hereunder is $17.50 per share.

(4) Estimated in accordance with Rule 457(h) under the Securities Act, solely for purposes of calculating the registration fee and based upon the aggregate maximum exercise price of the issued and outstanding stock options under the Plans, which are being registered hereunder.

                                EXPLANATORY NOTE

      This registration statement contains two parts. The first part contains "Information Required in the Section 10(a) Prospectus," prepared in accordance with the requirements of Part I of Form S-8, which covers stock options granted by Allaire, a wholly-owned subsidiary of the Registrant, under the Plans to certain employees and directors of Allaire, as well as shares of common stock, par value $0.01 per share, of the Registrant which may be issued upon the exercise of the stock options. The second part contains "Information Required in the Registration Statement" prepared in accordance with Part II of Form S-8. Such information, along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PROSPECTUS

                        363,597 SHARES OF COMMON STOCK OF

                             CENTRAL JERSEY BANCORP

                                FEBRUARY 2, 2005

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

      (a) General Plan Information.

            (1) Central Jersey Bancorp (the "Company" or "Registrant") is hereby registering 363,597 shares of its common stock, par value $0.01 per share ("Common Stock"), as well as stock options to purchase these shares of Common Stock, such stock options having been granted by the Company's wholly-owned subsidiary, Allaire Community Bank ("Allaire"), under the Allaire Community Bank 1999 Employee Stock Plan, the Allaire Community Bank 2000 Employee Stock Plan, the Allaire Community Bank 2001 Employee Stock Plan, the Allaire Community Bank 1999 Director Stock Option Plan, the Allaire Community Bank 2000 Director Stock Option Plan and the Allaire Community Bank 2001 Director Stock Option Plan (each, a "Plan," and collectively, the "Plans").

            Pursuant to an Agreement and Plan of Acquisition, dated as of June 30, 2004, by and between the Company and Allaire, the Company and Allaire agreed to combine, as equals, in a strategic business combination (the "Combination") in which the Company would acquire all of the issued and outstanding shares of the common stock of Allaire, par value $3.33333 per share, in exchange for shares of the Company's Common Stock, on a one for one basis. The shareholders of the Company and the stockholders of Allaire approved the Combination in December 2004 and the Combination was consummated, effective on January 1, 2005. As a result of the Combination, Allaire became a wholly-owned subsidiary of the Company.

            At the time that the Combination became effective, 363,597 stock options granted under the Plans were outstanding and fully-vested. In connection with the Combination, each outstanding and fully-vested stock option was converted, at the effective time of the Combination, into a stock option to purchase the same number of shares of the Company's Common Stock, at the same exercise price per share, except that any necessary adjustments in the exercise price of incentive stock options shall be made so that such awards comply with applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Plans have survived the Combination and the stock options granted thereunder continue to be subject to the same terms and conditions (including, without limitation, expiration dates and exercise provisions) of their respective Plans and of any separate stock option agreement or other agreement which may cover any such stock options. It is contemplated that no additional stock options or other awards will be granted under any of the Plans from and after the effective time of the Combination.

            (2) The Plans were adopted to enable Allaire to retain and attract qualified board members, executive officers and other key employees, and to encourage such qualified board members, executives and other key employees to participate in the long-term growth and success of Allaire. Each of the Plans shall terminate on the tenth anniversary of the date on which the Plan was approved by Allaire's stockholders, unless earlier terminated by Allaire's Board of Directors (the "Allaire Board"). The Allaire Board may amend any of the Plans from time to time, except that no action may, without the consent of a participant, alter or impair any stock option previously granted to the participant under any Plan.

            (3) The Plans are not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

            (4) Each employee stock option Plan is administered by a committee consisting of two or more non-employee, outside members of the Allaire Board. Each director stock option Plan is administered by a committee consisting of two or more members of the Allaire Board. Currently, the employee stock option Plans and the director stock option Plans are administered by the Compensation Committee of the Allaire Board (the "Compensation Committee"). The Compensation Committee members serve at the pleasure of the Allaire Board.

            Participants in the Plans may obtain additional information about the Plans, the administration of each Plan and the effect of the Combination on their stock options by contacting James S. Vaccaro, President and Chief Executive Officer of Central Jersey Bancorp, by letter addressed to him at 627 Second Avenue, Long Branch, New Jersey 07740, or by calling him at (732) 571-1300.

      (b) Securities to be Offered.

            (1) As a result of the consummation of the Combination, the 363,597 stock options which have been granted under the Plans can now be exercised for 363,597 shares of the Company's Common Stock, subject to any adjustment as provided for by the terms of the Plans, including, without limitation, for stock dividends, stock splits, reorganizations, recapitalizations, mergers, consolidations, combinations or the like.

            (2) Not applicable.

      (c) Employees and Directors Who May Participate In the Plans.

      Under the Plans, stock options were granted to certain employees and directors of Allaire. From and after the effective time of the Combination, it is contemplated that no additional stock options will be granted under any of the Plans.

      (d) Purchase of Securities Pursuant to the Plans and Payment for Securities Offered.

            (1) The per share exercise price of each of the 363,597 stock options granted under the Plans remains unchanged following the Combination, provided, that any necessary adjustments to incentive stock options will be made so that the same will comply with applicable provisions of the Code. The exercise price for each stock option was equal to the fair market value of Allaire's common stock on the date the stock option was granted.

            Each of the 363,597 stock options granted under the Plans is currently exercisable and will remain exercisable until its expiration, forfeiture, termination or cancellation pursuant to the terms and provisions of the Plan that it was granted under, or any separate stock option agreement or other agreement covering such stock option.

            Any stock option granted under the Plans may be exercised in whole or in part. No fractional share of the Company's Common Stock will be delivered pursuant to the stock options granted under the Plans without the approval of either the Allaire Board or the Company's Board of Directors.

            (2) Full payment for shares of the Company's Common Stock being purchased by a participant upon the exercise of a stock option granted under a Plan will be made at the time of the exercise of the stock option. Payment of the purchase price will be made in cash or by check or in such other form of consideration as either the Allaire Board or the Company's Board of Directors may permit in its sole discretion, including by the delivery of previously acquired shares of the Company's Common Stock having a fair market value equal to the purchase price of the shares to be purchased upon the exercise of stock options or a combination of money and previously acquired shares.

            (3) Not applicable.

            (4) Not applicable.

            (5) Not applicable.

            (6) Upon the exercise of stock options granted under the Plans, the shares of the Company's Common Stock will be purchased directly from the Company and will be delivered from the Company's authorized but unissued shares of Common Stock. No fees, commissions or other charges will be paid to any person (except for charges paid to the Company's transfer agent upon the issuance of stock certificates), upon the exercise of stock options granted under the Plans or the subsequent issuance and delivery of shares of the Company's Common Stock.

      (e) Resale Restrictions.

      Restrictions on the resale of shares of the Company's Common Stock purchased pursuant to the exercise of stock options granted under the Plans may apply to certain participants who are deemed to be "affiliates" of the Company for purposes of federal securities laws. Those restrictions may impose limitations on the amount of shares which may be resold within a given time period.

      The term "affiliates" generally includes directors of the Company, Allaire and Monmouth Community Bank, N.A., as well as certain executive officers of such entities. A Plan participant will be informed at the time he or she exercises a stock option whether he or she is an "affiliate" of the Company. If a participant is not an "affiliate," any shares of the Company's Common Stock purchased upon the exercise of a stock option shall be generally freely-tradable.

      The Company will not be obligated to deliver any shares of the Company's Common Stock pursuant to the Plans until (i) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (ii) all other legal matters in connection with the issuance and delivery of such shares of the Company's Common Stock have been approved by the Company's counsel.

      (f) Tax Effects of Plan Participation.

      Based on current federal tax law, certain participants in a Plan who own or hold stock options that qualify as incentive stock options ("ISO") will not recognize taxable income at the time the ISO is exercised, although the exercise of the ISO may subject those participants to the alternative minimum tax. If upon the sale or exchange of the shares of Common Stock acquired pursuant to the exercise of an ISO, more than two years have elapsed since the grant of the ISO and more than one year has elapsed since the exercise of the ISO, any gain or loss realized in connection with such sale or exchange will be treated as long-term capital gain or loss. If these holding periods are not satisfied, any gain or loss will be treated as ordinary income or loss at the time of the sale or exchange in an amount equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the amount of the sale price of the shares. If the sale price of the shares of Common Stock sold prior to satisfaction of the required holding periods exceeds the fair market value of such shares on the date the shares were purchased from the Company upon the exercise of stock options, such excess amount will be characterized as long-term or short-term capital gain, depending on the holding period applicable to the shares sold. The holding period for the Common Stock commences upon the exercise of the ISO.

      A participant holding a nonqualified stock option granted under any of the Plans will recognize taxable income upon the exercise of the stock option, generally measured as an amount equal to the difference between (i) the fair market value of the shares of the Company's Common Stock purchased on the date of exercise, minus (ii) the amount of the exercise price. Upon the sale or exchange of shares of the Company's Common Stock acquired by the participant granted under any of the Plans, the amount of any difference between the sales price and the participant's exercise price, to the extent not recognized as taxable ordinary income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares sold or exchanged. The holding period for the Company's Common Stock commences upon the exercise of the non-qualified stock option.

      Allaire or the Company will have the right to withhold from any payment made under the Plans or to collect as a condition to the issuance of any shares of the Company's Common Stock upon the exercise of stock options granted under the Plans, any taxes required to be withheld by federal, state or local law in connection with the exercise of such stock options or the sale of any shares of the Company's Common Stock acquired upon the exercise of such stock options.

      No Plan is a qualified under Section 401(a) of the Code.

      (g) Investment of Funds.

      Not applicable.

      (h) Withdrawal from the Plan; Assignment of Interest.

            (1) Once all the stock options held by a participant are exercised, expired and/or terminated pursuant to the terms of the Plans and any separate stock option agreement or other agreement covering such stock options, such person will no longer be a participant in the Plans.

            (2) No stock option granted under any of the Plans may be assigned, pledged or transferred, other than by will or the laws of descent and distribution, and any stock option will be exercisable only by the participant, or in the event of the death or Disability (as such term is defined in (i)(1)(B) and (i)(2)(E) below) of a participant, by the participant's legal representative. If a stock option granted under any of the Plans is exercised by a participant's legal representative, neither Allaire nor the Company will be under any obligation to deliver shares of the Company's Common Stock pursuant to such exercise until Allaire and the Company are satisfied as to the authority of such representative.

            (3) Not applicable.

      (i) Forfeitures and Penalties.

            Upon a participant's termination of employment with any of Allaire, the Company, or any subsidiary or affiliate of Allaire or the Company, each outstanding stock option granted under any of the employee stock option Plans shall be subject to the terms and conditions set forth below:

                  (A) In the event a participant's employment terminates as a result of death, the participant's estate shall have the right to exercise the participant's stock options for a period ending on the earlier of the expiration dates of such stock options or eighteen months from the date of termination of employment, provided that such stock options shall be exercisable by such estate only to the extent exercisable on the date of termination of employment.

                  (B) In the event a participant's employment terminates as a result of Disability (as such term is defined below), the participant shall have the right to exercise his or her stock options for a period ending on the expiration dates of such stock options, provided that such stock options shall be exercisable by the participant after termination of employment. For purposes of the employee stock option Plans, "Disability" means a permanent and total disability as defined in Section 22 of the Code.

                  (C) In the event a participant's employment terminates as a result of Retirement (as such term is defined below), the participant shall have the right to exercise his or her stock options until the expiration date of the stock options. For purposes of the employee stock option Plans, the term "Retirement" shall mean separation from services as an employee or director by reason of ceasing to perform any services to Allaire as an employee or director which shall be approved by Allaire.

                  (D) In the event a participant's employment terminates for any reason other than death, Disability or Retirement, the participant shall have the right to exercise his or her stock options for a period ending on the earlier of the expiration dates of such stock options or ninety days from the date of termination of employment, provided that such stock options shall be exercisable by the participant after termination of employment only to the extent exercisable on the date of termination of employment.

                  (E) In the event a participant's employment termination is a result of Misconduct (as such term is defined below), his or her stock options shall expire upon such employment termination. For purposes of the employee stock option Plans, the term "Misconduct" shall mean willful and continued failure by a participant to perform his or her duties after a warning in writing specifically identifying any such failure, or the willful engaging by the participant in an act which causes material injury to Allaire as specified in a written notice from the Compensation Committee, or a conviction for a crime (other than a traffic violation), or habitual drunkenness, drug abuse or excessive absenteeism (other than for illness) after a warning in writing from the Compensation Committee.

            Under the director stock option Plans, upon a participant's termination of service as a director of Allaire, the Registrant or of any subsidiary or affiliate of Allaire or the Registrant, each outstanding stock option issued under any of the director stock option Plans shall be subject to the terms and conditions set forth below:

                  (A) In the event a participant's service is terminated for
            Misconduct (as such term is defined below), all of the participant's stock options will terminate immediately effective with the act of termination. For purposes of the director stock option Plans, the term "Misconduct" shall mean willful and continued failure by a participant to perform his or her duties after a warning in writing specifically identifying any such failure, or the willful engaging by the participant in an act which causes material injury to Allaire as specified in a written notice from the Compensation Committee, or a conviction for a crime (other than a traffic violation), or habitual drunkenness, drug abuse or excessive absenteeism (other than for illness) after a warning in writing from the Compensation Committee.

                  (B) In the event a participant's service is terminated
            pursuant to an Involuntary Termination (as such term is defined below), all of the participant's stock options will terminate no later than the earlier of the expiration date of such stock options or the date which is ninety days after the effective date of such termination. For purposes of the director stock option Plans, the term "Involuntary Termination" shall mean separation from service at the request or demand of Allaire for any reason other than Misconduct, death or Disability.

                  (C) In the event a participant's service is terminated
            pursuant to a Voluntary Termination (as such term is defined below), all of the participant's stock options will terminate upon the earlier of the expiration dates of such stock options or ninety days from the effective date of the act of termination. For purposes of the director stock option Plans, the term "Voluntary Termination" means a termination of service which is not an Involuntary Termination, a termination for Misconduct, a termination by reason of death or Disability, or a termination by reason of retirement approved by Allaire.

                  (D) In the event a participant's service is terminated for death, his or her stock options shall expire no later than the earlier of the expiration date of such stock options or the date which is eighteen months after such death.

                  (E) In the event a participant's service is terminated for
            Disability (as such term is defined below), all of the participant's stock options shall terminate no later then the remaining term of the stock options after the effective date of the act of Disability. For purposes of the director stock option Plans, the term "Disability" means the permanent disability of a participant or the failure of a participant to perform substantially all of the services to Allaire for a period of six months for reasons other than Voluntary Termination, Involuntary Termination, termination for Misconduct, death or approved retirement.

                  (F) In the event a participant's service is terminated for
            Retirement (as such term is defined below), all of the participant's stock options shall terminate no later then the remaining term of the stock option after the effective date of the act of Retirement. For purposes of the director stock option Plans, the term "Retirement" means separation from services to Allaire as an employee or director which shall be approved by the Company.

                  (G) As provided for only in the 1999 and 2000 director stock option Plans, in the event a participant's service is terminated, whether by Voluntary Termination or Involuntary Termination, within two years following a Change in Control as such term is defined in the 1999 and 2000 director stock option Plans, the participant's stock options shall terminate on the expiration date of such stock options regardless of the participant's earlier termination of service to Allaire.

                  In the event that (i) Allaire should adopt a plan of reorganization pursuant to which (a) it shall merge into, consolidate with or sell substantially all of its assets to, any other corporation or entity or (b) any other corporation or entity shall merge into Allaire in a transaction in which Allaire shall become a wholly-owned subsidiary of another entity, or (ii) Allaire should adopt a plan of complete liquidation, then Allaire may give the participants of the Plans written notice thereof requiring such participants either (1) to exercise their stock options within thirty days after receipt of such notice, (2) in the event of a merger or consolidation in which shareholders of Allaire will receive shares of another corporation, to agree to convert their stock options into comparable options to acquire such shares, (3) in the event of a merger or consolidation in which shareholders of Allaire will receive cash or other property (other than capital stock), to agree to convert their stock options into such consideration (in an amount representing the appreciation over the exercise price of such stock options) or (4) to surrender such stock options or any unexercised portion thereof.

      (j) Charges and Deductions and Liens Therefor.

      Not applicable.

Item 2. Registrant Information and Employee Plan Annual Information.

      We "incorporate by reference" information that we file with the Securities and Exchange Commission (the "Commission"), which means that we can disclose important information to you by referring you to documents filed with the Commission that contain such information. The information incorporated by reference is an important part of this prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this prospectus. Our Commission file number is 0-49925.

      We previously filed the following documents under our prior name, Monmouth Community Bancorp, with the Commission and incorporate them by reference into this prospectus:

      (a) the Registrant's Registration Statement on Form S-4 (File No. 333-119476), as amended on November 3, 2004, effective November 5, 2004, of which the Registrant's and Allaire's Joint Proxy Statement/Prospectus forms a part of;

      (b)   the Registrant's Current Report on Form 8-K, dated January 6, 2004;

      (c)   the Registrant's Current Report on Form 8-K, dated February 4, 2004;

      (d)   the Registrant's Current Report on Form 8-K, dated March 26, 2004;

      (e) the Registrant's Quarterly Report on Form 10-QSB, for the quarter ended March 31, 2004;

      (f)   the Registrant's Current Report on Form 8-K, dated April 29, 2004;

      (g) the Registrant's Current Report on Form 8-K, as amended, dated June 30, 2004;

      (h) the Registrant's Quarterly Report on Form 10-QSB, for the quarter ended June 30, 2004;

      (i)   the Registrant's Current Report on Form 8-K, dated July 29, 2004;

      (j) the Registrant's Quarterly Report on Form 10-QSB, for the quarter ended September 30, 2004;

      (k)   the Registrant's Current Report on Form 8-K, dated October 28, 2004;
            and

      (l)   the Registrant's Current Report on Form 8-K, dated January 1, 2005.

      All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed.

      We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all documents referred to above which have been or may be incorporated by reference (not including exhibits to such incorporated information that are not specifically incorporated by reference into such information) in Item 3 of Part II of the Registrant's registration statement on Form S-8 and in this prospectus. Request for such copies should be directed to us at the following mailing address: 627 Second Avenue, Long Branch, New Jersey 07740, Attention: James S. Vaccaro, President and Chief Executive Officer, or by calling him at the following telephone number: (732) 571-1300.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by Central Jersey Bancorp with the Commission under its prior name, Monmouth Community Bancorp, are hereby incorporated by reference in this registration statement as of their respective dates:

      (a) the Registrant's Registration Statement on Form S-4 (File No. 333-119476), as amended on November 3, 2004, effective November 5, 2004, of which the Registrant's and Allaire's Joint Proxy Statement/Prospectus forms a part;

      (b)   the Registrant's Current Report on Form 8-K, dated January 6, 2004;

      (c)   the Registrant's Current Report on Form 8-K, dated February 4, 2004;

      (d)   the Registrant's Current Report on Form 8-K, dated March 26, 2004;

      (e) the Registrant's Quarterly Report on Form 10-QSB, for the quarter ended March 31, 2004;

      (f)   the Registrant's Current Report on Form 8-K, dated April 29, 2004;

      (g) the Registrant's Current Report on Form 8-K, as amended, dated June 30, 2004;

      (h) the Registrant's Quarterly Report on Form 10-QSB, for the quarter ended June 30, 2004;

      (i)   the Registrant's Current Report on Form 8-K, dated July 29, 2004;

      (j) the Registrant's Quarterly Report on Form 10-QSB, for the quarter ended September 30, 2004;

      (k)   the Registrant's Current Report on Form 8-K, dated October 28, 2004;
            and

      (l)   the Registrant's Current Report on Form 8-K, dated January 1, 2005.

      All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and made a part hereof from the date such documents are filed.

Item 4. Description of Securities.

      The Registrant's Common Stock is registered pursuant to Section 12(g) of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      Section 14A:2-7 of the New Jersey Business Corporation Act ("NJBCA") permits a corporation organized under the laws of the State of New Jersey to limit in the corporation's certificate of incorporation the personal liability of the corporation's directors and officers to the corporation and its shareholders. The Registrant has limited in its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") the personal liability of its directors and officers to the Registrant and its shareholders to the extent permitted by Section 14A:2-7 of the NJBCA. The Registrant's Certificate of Incorporation specifically provides that a director or officer of the Registrant shall have no personal liability to the Registrant or its shareholders for damages for a breach of fiduciary duty, provided that liability shall not be eliminated for breaches of the duty of loyalty to the Registrant and its shareholders, for acts or omissions not in good faith or which involve a knowing violation of law, or for any transactions from which the director or officer derived an improper personal benefit.

      Section 14A:3-5 of the NJBCA permits a corporation organized under the laws of the State of New Jersey to indemnify corporate agents, including directors and officers, against expenses and liabilities incurred in connection with proceedings brought against any such person in his or her capacity as an agent of the corporation. In order to be eligible for indemnification, the corporate agent must have acted in good faith and with the belief that his or her actions were consistent with the best interests of the corporation, and in the case of criminal proceedings, the agent must have acted without reason to believe that his or her actions were unlawful. Prior to any final determination against the corporate agent, the corporation may advance funds to pay for the agent's expenses; provided, that the agent agrees to repay the funds if it is ultimately determined that the agent is not entitled to indemnification. The Registrant's Amended and Restated By-laws (the "By-laws") expressly authorize us to provide this indemnification to our directors and officers.

      The By-laws also permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the Registrant's request as a director, officer, employee or agent of another entity, against any liability asserted against or incurred by such person, in any such capacity or arising from his or her status as such, whether or not the Registrant would have the power to indemnify the person against such liability under the By-laws. In that connection, the Registrant maintains a liability insurance policy providing coverage for the directors and officers of the Registrant and its subsidiaries, Monmouth Community Bank and Allaire Community Bank, in an amount up to $10,000,000 for any single event.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

Exhibit Number                         Description
--------------                         -----------

      4.1         Allaire Community Bank 1999 Employee Stock Plan.

      4.2         Allaire Community Bank 2000 Employee Stock Plan.

      4.3         Allaire Community Bank 2001 Employee Stock Plan.

      4.4         Allaire Community Bank 1999 Director Stock Option Plan.

      4.5         Allaire Community Bank 2000 Director Stock Option Plan.

      4.6         Allaire Community Bank 2001 Director Stock Option Plan.

      5.1 Opinion of Giordano, Halleran & Ciesla, a Professional Corporation, including consent of such counsel.

      23.1        Consent of KPMG LLP.

      23.2 Consent of Giordano, Halleran & Ciesla, a Professional Corporation (filed with Exhibit 5.1).

      24.1 Powers of Attorney for each officer and director of Central Jersey Bancorp executing this registration statement (included in the signature pages to this registration statement).

Item 9. Undertakings.

      The Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in such prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) herein do not apply if the information required to be included in a post-effective amendment by such provisions is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Branch, State of New Jersey, on the 27th day of January, 2005.

                                       CENTRAL JERSEY BANCORP
                                       (Registrant)


                                       By: /s/ James S. Vaccaro
                                           -------------------------------------
                                           James S. Vaccaro
                                           President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl F. Chirico and James S. Vaccaro and each of them, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signatures                            Title                               Date
        ----------                            -----                               ----

   /s/ George S. Callas         Chairman of the Board of Directors         January 27, 2005
----------------------------
     George S. Callas


   /s/ Carl F. Chirico             Vice Chairman of the Board of           January 27, 2005
----------------------------                 Directors
     Carl F. Chirico


   /s/ James S. Vaccaro            President and Chief Executive           January 27, 2005
----------------------------      Officer and Director (Principal
     James S. Vaccaro                   Executive Officer)

        Signatures                            Title                               Date
        ----------                            -----                               ----

   /s/ Robert S. Vuono          Senior Executive Vice President,           January 27, 2005
----------------------------   Chief Operating Officer, Secretary
     Robert S. Vuono                      and Director


/s/ Anthony Giordano, III         Executive Vice President, Chief          January 27, 2005
----------------------------      Financial Officer and Treasurer
  Anthony Giordano, III              (Principal Financial and
                                        Accounting Officer)


    /s/ James G. Aaron                      Director                       January 27, 2005
----------------------------
      James G. Aaron


/s/ Nicholas A. Alexander                   Director                       January 27, 2005
----------------------------
  Nicholas A. Alexander


  /s/ John A. Brockriede                    Director                       January 27, 2005
----------------------------
    John A. Brockriede


   /s/ M. Claire French                     Director                       January 27, 2005
----------------------------
     M. Claire French


  /s/ William H. Jewett                     Director                       January 27, 2005
----------------------------
    William H. Jewett


 /s/ Paul A. Larson, Jr.                    Director                       January 27, 2005
----------------------------
   Paul A. Larson, Jr.


    /s/ John F. McCann                      Director                       January 27, 2005
----------------------------
      John F. McCann


    /s/ Mark G. Solow
----------------------------
      Mark G. Solow                         Director                       January 27, 2005